UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

Bit Digital, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Floor 11 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 463-5121
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2025, Bit Digital, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as the sole book-running manager and representative of the several underwriters listed therein (the “Underwriters”), in connection with a public offering (the “Offering”) of ordinary shares, par value $.01 per share (the “Ordinary Shares”), of the Company, pursuant to which the Company agreed to issue and sell 75,000,000 Ordinary Shares (the “Base Shares”), and the Underwriters agreed to purchase the Base Shares, at a price of $1.90 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 11,250,000 Ordinary Shares (the “Optional Shares” and, together with the Base Shares, the “Shares”) at the same price per share as the Base Shares. The Offering closed on June 27, 2025.

The estimated net proceeds from the Offering will be approximately $141.5 million, or approximately $162.9 million if the Underwriters exercise in full their option to purchase the Optional Shares, after deducting the underwriting discount and estimated offering expenses.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-286841), as amended, which was originally filed on April 30, 2025 with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement, dated June 25, 2025, and accompanying prospectus, dated June 20, 2025.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Ogier (Cayman) LLP relating to the legality of the Shares is filed herewith as Exhibit 5.1.

Item 8.01 Other Events.

On June 25, 2025, the Company issued a press release announcing the launch of the Offering, and on June 26, 2025, the Company issued a press release announcing the pricing of the Offering. Copies of such press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 25, 2025, between Bit Digital, Inc. and B. Riley Securities, Inc., as the sole book-running manager and representative of the underwriters.
5.1	Opinion of Ogier (Cayman) LLP.
23.1	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).
99.1	Press Release, dated June 25, 2025, announcing the launch of the Offering.
99.2	Press Release, dated June 26, 2025, announcing the pricing of the Offering.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIT DIGITAL, INC.

Date: June 27, 2025	By:	/s/ Sam Tabar
		Name:	Sam Tabar
		Title:	Chief Executive Officer

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